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						          	EXHIBIT 4(bb)

                            FORWARD INDUSTRIES, INC.

                          ---------------------------

                          CONVERTIBLE PROMISSORY NOTE

                          ---------------------------


               NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON
               CONVERSION OF THIS NOTE, AS PROVIDED HEREIN, HAVE
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE
                    LAWS OF ANY STATE OR OTHER JURISDICTION.
                 TRANSFER OF THIS NOTE AND SUCH SECURITIES ARE
                       RESTRICTED PURSUANT TO SUCH LAWS.

$150,000                                                     New York, New York
                                                             October 25, 1996

1.       Terms of Payment.

         FORWARD INDUSTRIES, INC., a New York corporation having principal offices at 275 Hempstead Turnpike, West Hempstead, New York 11552 (the "Company"), hereby promises to pay on the "Due Date" (as hereinafter defined) to the order of CLIVEDEN CAPITAL OFFSHORE FUND, LTD., having an address at c/o Furman Selz Financial Services Ltd., 12 Duke Lane, Dublin 2 Ireland (the "Holder"), the principal amount of $150,000, together with interest from the date hereof at the rate of ten percent (10%) per annum on the principal balance from time to time outstanding. All accrued but unpaid interest shall be paid on December 1, 1996, March 1, 1997 and on the Due Date. Payments shall be made to the Holder in lawful money of the United States at the Holder's address as specified above, or at such other place as the Holder may specify in writing. This Note may be prepaid as hereinafter provided. As used herein, the term "Due Date" shall mean the earlier of March 14, 1997 or the tenth business day after the date upon which the Company shall have first realized an aggregate of $2,000,000 of proceeds from the exercise of the Company's presently outstanding Class A warrants and Class B warrants.

2.       Default.

         In the event of an occurrence of any event specified below, the principal and all accrued interest on this Note shall become immediately due and payable.

         2.1 The Company shall fail to make any payment when due under the terms of this Note of accrued interest and such failure has not been cured within fifteen (15) days following such failure; or

         2.2 The Company shall file a petition to take advantage of any insolvency act; shall make an assignment for the benefit of its creditors; shall commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself as a whole or of any substantial part of its property; shall file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or

         2.3 A court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or of the whole or any substantial part of its properties, or approve a petition filed against the Company seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or, under the provisions of any other United States or state law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the company or of the whole or any substantial part of its properties; or there is commenced against the company any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty (60) days; or the Company by any act indicates its consent to, or approval of, any such proceeding or petition.

3.       Conversion.

         The Holder shall have conversion rights as follows:

         3.1 Right to Convert. The principal amount of this Note shall be convertible, at the option of the Holder, on one or more occasions at any time during the "Exercise Period" (as hereinafter defined) into shares of the Company's fully paid and nonassessable shares of Common Stock (the "Shares") (or, in the event of a merger, recapitalization or like transaction, the equivalent capital stock for which such number of Shares shall be exchanged or exchangeable or converted or convertible). The exact number of Shares into which such principal is convertible shall be determined by dividing the amount of principal being converted by the then effective "Conversion Price" (as hereinafter defined). Upon conversion into Shares, the amount of principal which is converted into Shares shall be discharged and all interest accrued, but unpaid, as at the date of conversion shall be paid in full. As used herein, the term "Exercise Period" shall mean that period commencing on the earlier to occur of (i) one hundred and twenty (120) days after the declaration by the Securities and

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Exchange Commission (the "SEC") of the effectiveness of the Company's pending
Registration Statement on Form SB-2 (Registration No. 33-99338) (the "Pending Registration Statement"), or (ii) ten (10) business days prior to the Due Date, but in no event earlier than April 15, 1997, and ending on the Due Date.

         3.2      Conversion Price. Subject to adjustment pursuant to Section
3.3 hereof, the conversion price at which Shares shall be issuable upon conversion of this Note pursuant to Section 3.2 (the "Conversion Price") shall be $.50 per share,

         3.3 Adjustment to the Conversion Price. As used herein, the term "Event" shall mean a capital reorganization, combination, stock split, reverse stock split, stock dividend or like event. If at any time, or from time to time, there shall occur an Event which affects the number of Shares required to be reserved for issuance upon conversion of this Note, then the Conversion Price shall be adjusted to be the product of the Conversion Price and the fraction (x) the numerator of which shall be the number of Shares required to be reserved for issuance upon conversion of this Note immediately prior to the Event, and (y) the denominator of which shall be the number of Shares required to be reserved for issuance upon conversion of this Note immediately after the Event.

         3.4 Adjustment of Number of Shares. If at any time, or from time to time, there occurs an Event which affects the number of Shares required to be reserved for issuance upon conversion of this Note, then the maximum number of Shares into which this Note is convertible at such time shall be adjusted to be the product of the number of Shares into which this Note is convertible at the date of this Note, and the fraction (x) the numerator of which shall be the number of Shares required to be reserved for issuance upon conversion of this
Note immediately after the Event, and (y) the denominator of which shall be the number of Shares required to be reserved for issuance upon conversion of this
Note immediately prior to the Event.

         3.5      Mechanics of Conversion.

         (i) Before the Holder shall be entitled to convert this Note into Shares, the Holder shall surrender this Note duly endorsed, and shall deliver to the Company a Notice of conversion (in the form attached hereto as "Exhibit A") at the principal offices of the Company, and shall state therein the amount in which the certificate for Shares is to be issued. The company shall, as soon as practicable thereafter, but in no event more than ten (10) business days, issue and deliver at such office to the Holder, a certificate for the number of Shares to which the Holder shall be entitled as aforesaid, a statement indicating the manner in which any adjustments pursuant to Sections 3.3 and 3.4 have been made, and a new note for any remaining unpaid principal amount of this Note, with all other terms and conditions and in the same form as this Note. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, as aforesaid, and the Holder shall be treated for all purposes as the record holder of such Shares as of such date. All Shares issuable upon conversion of this Note shall be fully paid and nonassessable.

         (ii) The rights of conversion of this Note are subject to full compliance with the provisions of all applicable securities laws and the availability thereunder, upon any conversion, of an exemption from registration thereunder for such conversion, and the certificate evidencing Shares shall bear a legend to the following effect:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. SUCH SHARES HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER SUCH ACT AND OTHER LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO IT, THAT SUCH REGISTRATION IS NOT REQUIRED.

         3.6 Fractional Shares. In no event shall the Company issue any certificate for shares evidencing a fraction of a Share, but in lieu thereof shall pay cash for such fraction at the then effective Conversion Price.

         3.7 Reservation of Shares. The Company, at all times, shall reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the conversion of this Note, the full number of whole Shares then deliverable upon the conversion of the entire principal amount of this Note at the time outstanding. The Company shall take, at all times, such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the conversion of this Note in accordance with the provisions hereof.

4.       Prepayment/Notice of Certain Events.

         The Company shall have the right to prepay this Note without premium or penalty, in whole or in part, at any time prior to the Due Date, provided that all interest accrued but unpaid as at the date of prepayment be paid simultaneously therewith and provided, further, that the Company shall give the Holder not less than ten (10) business days prior written notice of its intent to prepay this Note. Notwithstanding anything to the contrary in Section 3.1 the Holder, subject to the provisions of section 3.5, may convert this Note into

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Shares at any time (whether or not during the Exercise Period) following delivery of such notice until receipt by the Holder of payment in full of the amounts due under this Note. The company also shall provide the Holder with not less than ten (10) business days prior written notice (and in no event less than ten (10) days prior to the record date or the date on which the Company's transfer books are to be closed in respect thereto) of any merger, consolidation, dividend, stock dividend or other event or transaction affecting Shares which may be acquired upon the conversion of this Note.

5.       Piggyback Registration.

         5.1 If, at any time within two (2) years from the date that any Shares are issued upon conversion of this Note, the Company proposes to register shares of its common Stock under the Securities Act of 1933 (the "Act") (other than in connection with (i) the Pending Registration Statement,
(ii) a dividend reinvestment plan, (iii) a stock option or other employee benefit plan, or (iv) any other offering made solely to its existing shareholders and/or employees of the Company or its subsidiaries) it will give written notice to the Holder of its intention to do so at least thirty (30) days prior to the filing of a registration statement under the Act. If the Holder notifies the Company within twenty (20) days after receipt of any such notice of the Holder's desire to include any Shares in such proposed registration statement, the Company shall afford the Holder the opportunity to have such Shares registered under such registration statement. Notwithstanding the foregoing, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 5 to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         5.2 If (i) a registration pursuant to this Section 5 involves an underwritten offering, whether or not the securities subject thereto are for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such transactions and (ii) the managing underwriter of such underwritten offering shall inform the company in writing of its belief that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would adversely affect the marketing of the shares of Common Stock to be sold therein, then the Company may include all shares of Common Stock of the Company proposed to be sold for the account of the Company thereunder and may reduce the aggregate number or other shares of Common stock (including the Shares) so proposed to be sold and so requested to be included in such registration (such reduction to be on a pro rata basis) to the extent necessary to reduce the number of shares of Common Stock to be included in the registration to the level recommended by the managing underwriter.

         5.3 In connection with any registration under this Section 5, the company covenants and agrees as follows:

         (i) The Company shall furnish the Holder such number of prospectuses as reasonably shall be requested.

         (ii) The Company shall pay all costs, fees and expenses incurred by the Company in connection with all registration statements filed under the Act including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses. The Holder will pay all costs, fees and expenses incurred by the Holder (including underwriting or selling commissions) in connection with any such registration statement.

         (iii) The Company shall take all necessary action which may be required in qualifying or registering the Shares for offering and sale under the securities or blue sky laws of such states a reasonably are requested by the Holder upon payment of the cost thereof by the Holder; provided, however, that the Company shall not be obligated to execute or file any general consent to do business under the laws of any such states.

         (iv) The Company shall indemnify the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any such claim) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent that the same arises out of or is based upon information supplied or omitted to be supplied in such registration statement by the Holder; provided, however, that, simultaneously therewith, the Holder shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any such claim) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Holder, or the Holder's successors or assigns, for specific inclusion in such registration statement.

         (v) The Company shall deliver promptly to the Holder copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and shall permit the Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement

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as the Holder deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers. Such investigation shall include access to books, records and properties of the Company and an opportunity to discuss business of the Company with its executive officers and independent auditors) all to such reasonable extent and at such reasonable times and as often as the Holder shall reasonably request.

         (vi) The Holder shall be afforded the opportunity, if it so requests, to be a party to any underwriting agreement relating to an underwritten sale of the Shares (and will be a party if so requested by the Managing underwriter) and the Holder may, at the Holder's option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter also be made to and for the benefit of the Holder. The Holder will not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to the Holder and the Holder's intended method of distribution of the Shares.

6.       Right of First Refusal.

         During the ninety-day period commencing on February 14, 1996, the Holder shall have a continuing right of first refusal with respect to any borrowing by the Company which (i) is to be funded during said ninety-day period and (ii) by its terms, permits the indebtedness created thereby to be converted, in part or in whole, into shares of the Company's Common Stock. The Company shall give the Holder no less than forty-eight (48) hours prior written notice of any such proposed financing, such notice to set forth all then proposed material terms and conditions of such then proposed borrowing. The Holder shall have the right, at any time within the said forty-eight (48) hour period, to notify the Company in writing of its election to provide funding to the Company on the same terms and conditions set forth in the notice to the Holder; in which event, should the Company choose to proceed with the proposed borrowing, the Company shall borrow the requisite funds from the Holder. It is expressly understood that the Company shall have no obligation to proceed with the proposed borrowing whether or not the Holder exercises the right or first refusal provided for in this Section 6. In the event the Holder, having exercised its right of first refusal, thereafter fails to or otherwise does not close in accordance with the terms and conditions contained in the Company's notice (other than by reason of the Company's default), then in addition to any other rights or remedies the company may have at law, the Company shall no longer be bound by the provisions of this Section 6.

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7.       Notice.

         Any notice herein required or permitted to be given shall be in writing and may be personally delivered, sent by registered or certified United States Mail, return receipt requested, postage prepaid, sent by express courier or sent by telecopy facsimile and shall be deemed effectively given upon the earlier of receipt, five (5) business days after mailing or one (1) business day after being sent by express courier or facsimile. For the purposes hereof if the address of the Holder and the address of the company shall be as stated above. Both the Holder and the company may change the address for notice by written communication as herein provided.

8.       No Waiver; Rights Remedies Cumulative.

         No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Company and the Holder.

9.       Amendments.

         No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.      Successors and Assigns.

         This Note shall be binding upon the Company and its successors and assign. and the terms hereof shall inure to the benefit of the Holder and the Holder's successor and permitted assigns.

11.      Waiver of Notice..

         The Company hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

12.      Governing Law.

         This Note has been executed in and shall be governed by the laws of the State of New York.

13.      Holder Is Not A Shareholder.

         The Holder, solely by virtue of the ownership of this Note, shall not be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on the Holder or any successor or permitted assign of the Holder any rights as a shareholder of the company including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed as of the date first-above written.

                                              FORWARD INDUSTRIES, INC.


                                              By: /s/ THEODORE H. SCHIFFMAN
                                                 -----------------------------
                                                 Theodore H. Schiffman
                                                       Chairman

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                              NOTICE OF CONVERSION

         The undersigned holder of a Convertible Promissory Note (the "Note") issued October 25, 1996, in the principal amount of One Hundred and Fifty thousand ($150,000.00) dollars, of Forward Industries, Inc. (the "Corporation") hereby exercises the option to convert the Note into shares of Common Stock of the Corporation in accordance with the terms of the Note, and directs that the shares issuable upon the conversion, be issued in the undersigned's name and delivered to the undersigned as soon as practicable.

         The principal amount of the Note to be converted is $_________, and after such conversion the principal amount then remaining outstanding on the Note with be $_____________.

Date: ______________, 199_